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                                                                     Exhibit 3.1
                               ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         REGISTRY DATABASE INCORPORATED


         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned President of REGISTRY DATABASE INCORPORATED, a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, does hereby certify:

         First: That pursuant to Unanimous Written Consent of the Sole Shareholder and Sole Director of said Corporation dated May 24, 1996, the Shareholder and Director approved the amendment to the Corporation's Articles of Incorporation as follows:

         Article I of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                    ARTICLE I

                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be: REGISTRY MAGIC INCORPORATED.

         Article IV of the Articles of Incorporation of this Corporation is amended to read in its entirety as follows:

                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time shall be thirty million (30,000,000) shares of Common Stock with a par value of $.001 per share and five million (5,000,000) shares of Preferred Stock having a par value of $.01 per share.

         Series of the Preferred Stock may be created and issued from time to time, with





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such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

         The foregoing amendment was adopted by the Sole Director of the Corporation pursuant to Unanimous Written Consent of the Board of Directors on May 24, 1996, and by the Sole Shareholder of the Common Stock of the Corporation acting unanimously by Written Consent pursuant to Section 607.0702 of the Florida Business Corporation Act, which shares consenting and voted at such meeting represented all of the total issued and outstanding capital stock of the Corporation entitled to vote. Therefore, the number cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed these Articles of Amendment as of May 23, 1996.

                                         REGISTRY DATABASE INCORPORATED

                                         By: /s/ Lawrence Cohen
                                             ------------------------------
                                             Lawrence Cohen, President







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                            ARTICLES OF INCORPORATION
                                       OF
                         REGISTRY DATABASE INCORPORATED

         The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.

                                    ARTICLE I

                                 CORPORATE NAME
                                 --------------

         The name of this Corporation shall be:  REGISTRY DATABASE
INCORPORATED.

                                   ARTICLE II

                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 2901 N.E. 36th Avenue, Lighthouse Point, Florida 33074-5571.

                                   ARTICLE III

                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.




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                                   ARTICLE IV

                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 1,000 shares of common stock, par value $.001 per share.

                                    ARTICLE V

                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI

                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA
                      ------------------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                               James M. Schneider
                    c/o Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

                                   ARTICLE VII

                               BOARD OF DIRECTORS
                               ------------------

         This Corporation shall have one (1) Director initially.

                                  ARTICLE VIII

                                INITIAL DIRECTOR
                                ----------------

         The name and address of the initial Director of this Corporation are:

                                 Lawrence Cohen
                              2091 N.E. 36th Avenue
                      Lighthouse Point, Florida 33074-5571


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         The person named as initial Director shall hold office for the first year of existence of this Corporation, or until his successor is elected or appointed and has qualified whichever occurs first.

                                   ARTICLE IX

                                  INCORPORATOR
                                  ------------

         The name of the person signing these Articles of Incorporation as the Incorporator is James M. Schneider, c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301.

                                    ARTICLE X

                                 INDEMNIFICATION
                                 ---------------

         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI

                             AFFILIATED TRANSACTIONS
                             -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 10th day of October, 1995.



                                           /s/ James M. Schneider
                                          --------------------------------
                                          James M. Schneider, Incorporator


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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

         REGISTRY DATABASE INCORPORATED, a corporation existing under the laws of the State of Florida with its principal office and mailing address at 2091 N.E. 36th Avenue, Lighthouse Point, Florida 33074-5571 has named James M. Schneider, whose address is c/o Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.

                                               /s/ James M. Schneider
                                              --------------------------------
                                              James M. Schneider



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